UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2010

Date of Report
(Date of earliest event reported)

Diversified Secure Ventures Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52638	20-44412118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Weston Road, Suite 629
Toronto, Ontario M6M 4R2
Canada

(Address of principal executive offices)

414-525-6872
(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

Purchase of 2221420

Effective July 1, 2010, Diversified Secure Ventures Corp. (the “Company”) acquired 100% ownership of 2221420 Ontario Inc., a company organized under the laws of Ontario, Canada, and became a wholly owned subsidiary of the Company. 2221420 Ontario Inc. was incorporated on October 21, 2009 by Edward N. Minnema, a director and the Chief Executive Officer of the Company. On June 29, 2010 the business name of Diversified Secure Ventures was registered in Ontario, Canada, as an operating name. Edward Minnema was the sole director of 2221420 Ontario, Inc., and sole owner. Diversified Secure Ventures Corp. purchased the outstanding 25 shares of 2221420 Ontario, Inc. from Mr. Minnema for the sum of $1500 Cdn.

Section 9 – Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired.  2221420 Ontario Inc. from its date of incorporation until being acquired by Diversified Secure Ventures Corp. had not been an operating company. 2221420 Ontario Inc. has never obtained a bank account nor other assets prior to this transaction. Thus no financial statements are available nor are such financial statements material.

(b)	Exhibit

10.1 Agreement to Purchase dated July 1, 2010, to purchase 2221420 Ontario, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Secure Ventures Corp.

Date: January 26, 2011	By:	/s/ Edward N. Minnema
Edward N. Minnema, Chief Executive Officer and Director